EXHIBIT 10.7

DEED OF ASSUMPTION

OF

Aon plc

This Deed relating to the equity incentive plans of Aon Corporation (“Aon Delaware”), as listed in Annex A and Annex B, is made on 2 April, 2012 by Aon plc (incorporated in England and Wales with registered number 7876075) whose registered office is at 8 Devonshire Square, London, EC2M 4PL, United Kingdom (“Aon UK”).

WHEREAS, the board of directors and the stockholders of Aon Delaware have approved the Agreement and Plan of Merger and Reorganization (the “Merger Agreement”), by and between Aon Delaware and Market Mergeco Inc.;

WHEREAS, pursuant to the Merger Agreement, Aon Delaware will become a wholly-owned subsidiary of Aon UK;

WHEREAS, pursuant to the Merger Agreement, each issued and outstanding share of Aon Delaware common stock will be converted into the right to receive one Class A Ordinary Share, nominal value US$0.01 per share of Aon UK (“Ordinary Share”);

WHEREAS, in connection with the Merger Agreement, Aon UK proposes to adopt and assume certain of the equity incentive plans previously sponsored by Aon Delaware and the outstanding awards thereunder (the “Assumed Plans”) and agrees that Ordinary Shares shall be used or referenced in connection with rights granted under certain other of the equity incentive plans that will remain sponsored by Aon Delaware (the “Remaining Plans”) (the “Assumption”);

WHEREAS, in connection with the Merger Agreement, Aon Delaware amended the Assumed Plans and the Remaining Plans as necessary or appropriate (i) to facilitate the assumption and adoption by Aon UK of the applicable equity incentive plans and the various rights, duties or obligations thereunder, (ii) to reflect the issuance of Ordinary Shares or rights over Ordinary Shares (rather than shares of Aon Delaware common stock or rights over such shares) and the conversion of Aon Delaware common stock to Ordinary Shares, (iii) to provide for the appropriate substitution of Aon UK in place of Aon Delaware where applicable, (iv) to provide that the merger will not constitute a change in control under the terms of the equity incentive plans, and (v) to comply with applicable English or U.S. corporate or tax law requirements;

WHEREAS, the Assumed Plans and the Remaining Plans (as so amended) are annexed to this Deed ,of Assumption; and WHEREAS, upon the Merger Agreement becoming effective (the “Effective Time”), Aon UK desires to assume (1) sponsorship of the Assumed Plans, (2) the rights and obligations of Aon Delaware under the Assumed Plans, and (3) the rights and obligations of Aon Delaware related to the issuance of its securities under the Remaining Plans;

NOW THIS DEED WITNESSES AS FOLLOWS:

A.                                    Aon UK hereby declares, undertakes and agrees for the benefit of each participant in the Assumed Plans that, with effect from the Effective Time, it shall:

1.                                      accept assignment of and assume the Assumed Plans from Aon Delaware;

2.                                      undertake and discharge all of the rights and obligations relating to sponsorship of the Assumed Plans which have been undertaken and were to be discharged by Aon Delaware prior to the Effective Time;

3.                                      exercise all of the powers of the plan sponsor relating to the Assumed Plans which were exercised by Aon Delaware prior to the Effective Time;

4.                                      be bound by the terms of the Assumed Plans so that Aon UK will be bound by the requirements, without limitation, that:

4.1                               any outstanding Award (as such term is defined in the Aon Corporation 2011 Incentive Plan, the Aon Stock Incentive Plan, and the Amended and Restated Global Stock and Incentive Compensation Plan of Hewitt Associates, Inc.) and any other right to shares of Aon Delaware common stock (collectively, the “Assumed Awards”) shall be subject to the same terms and conditions of the respective Assumed Plan (each as amended by Aon Delaware) or any agreement evidencing or relating to an Award or other right (each, a “Plan Document”, and collectively, the “Plan Documents”) as in effect immediately prior to the effective date of this Deed, including the vesting schedule set forth in the applicable Assumed Award, save for such changes as are necessary to effectuate and reflect the assumption by Aon UK of the respective Assumed Plan and Assumed Award and the rights and obligations of Aon Delaware thereunder;

4.2                               to the extent any Plan Document provides for the grant, issuance, acquisition, delivery, holding or purchase of, or otherwise relates to or references, shares of Aon Delaware common stock or rights to shares of Aon Delaware common stock (or rights to receive benefits or amounts by reference to those shares), then, pursuant to the terms hereof and thereof, such Plan Document is hereby amended to provide for the grant, issuance, acquisition, delivery, holding or purchase of, or otherwise relates to or references, Ordinary Shares or rights to Ordinary Shares, as applicable (or rights to receive benefits or amounts by reference to Ordinary Shares), on a one-for-one basis;

4.3                               all references in the Assumed Plans to Aon Delaware or its predecessors are hereby amended to be references to Aon UK, except where the context dictates otherwise;

4.4                               all references to the board of directors (or relevant committee of the board of directors) in the Assumed Plans shall henceforth be taken to be references to the board of directors of Aon UK (or relevant committee of the board of directors of Aon UK), except where the context dictates otherwise;

4.5                               all outstanding Assumed Awards or any other benefits available which have been granted under the Assumed Plans shall remain outstanding pursuant to the terms outlined in this Deed;

4.6                               each Assumed Award shall, pursuant to the terms hereof and thereof, be exercisable, issuable, held, available or vest upon the same terms and conditions as under the applicable Plan Document, except that upon the exercise, issuance, holding, availability or vesting of such Assumed Awards, as applicable, Ordinary Shares are hereby issuable or available in lieu of shares of Aon Delaware common stock on a one-for-one basis; and

4.7                               if any benefits or amounts due are determined by reference to shares of Aon Delaware common stock, they will henceforth be determined by reference to Ordinary Shares.

5.                                      Aon UK hereby assumes and adopts, for the time being, the form of agreement adopted by Aon Delaware for the issuance of Assumed Awards on and after the Effective Time, with such amendments and modifications thereto as may be necessary or appropriate to effectuate and reflect the requirements of English law and to effectuate and reflect the assumption by Aon UK of the Assumed Plans and the form of agreement and the rights and obligations of Aon Delaware thereunder.

6.                                      Each Assumed Award that is a stock option shall have the same exercise price for each Ordinary Share under the option, as the stock option had previously for each share of Aon Delaware common stock under the stock option.

7.                                     Aon UK hereby grants, conditional upon the Merger Agreement becoming effective, each Assumed Award on the terms set out in this Deed. Each Assumed Award shall be treated as coming into effect immediately on the Effective Time.

8.                                      This deed shall be governed by and construed in accordance with the laws of England and Wales.

B.                                    Aon UK hereby declares, undertakes and agrees for the benefit of each participant in the Remaining Plans that, with effect from the Effective Time, it shall, to the extent the Remaining Plans provide for the issuance, acquisition, delivery, holding or purchase of shares of, or otherwise relate to or reference, Aon Delaware common stock or rights to shares of Aon Delaware common stock (or rights to receive benefits or amounts by reference to those shares), issue or cause to be issued, acquired, delivered, held, or purchased Ordinary Shares, and such Plan is hereby amended to provide for the issuance, acquisition, delivery, holding or purchase of, or otherwise relate to or reference, Ordinary Shares (or rights to receive benefits or other amounts by reference to Ordinary Shares determined in accordance with the Plan), on a one-for-one basis.

IN WITNESS WHEREOF this Deed has been executed by Aon UK on the date first above written.

EXECUTED AS A DEED AND DELIVERED BY
Aon plc
acting by:

/s/ Christa Davies

/s/ Gregory J. Besio

ANNEX A

Assumed Plans

1.                                      Aon Stock Incentive Plan, as amended and restated effective as of January 1, 2006, and as amended from time to time thereafter;

2.                                      Amended and Restated Global Stock and Incentive Compensation Plan of Hewitt Associates, Inc.; and

3.                                      Aon Corporation 2011 Incentive Plan.

ANNEX B

Remaining Plans

1.                                      Aon Savings Plan;

2.                                      Aon Supplemental Savings Plan;

3.                                      Aon Corporation Supplemental Employee Stock Ownership Plan;

4.                                      Aon Corporation 2011 Employee Stock Purchase Plan;

5.                                      Aon Deferred Compensation Plan;

6.                                      Aon Stock Award Plan;

7.                                      Aon Stock Option Plan; and

8.                                      Employment Agreement dated as of April 4, 2005, between Aon Corporation and Gregory C. Case.